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                                                                   Exhibit 99.7

                  Consent of Person About to Become A Director
       (pursuant to Rule 438 under the Securities Act of 1933, as amended)

            In connection with a Form S-4 filed by CP&L Holdings, Inc. with the Securities and Exchange Commission (the "Registration Statement"), I, Robert L. Jones, expect to be elected to the Board of Directors of CP&L Holdings, Inc., as described therein. As of the effective time of the Registration Statement, I will not be a member of the Board of Directors of CP&L Holdings, Inc., and I am not required to sign the Registration Statement.

            I hereby consent to being named in the Registration Statement as a future member of CP&L Holdings, Inc.'s Board of Directors, and to the filing of the Registration Statement as contemplated by CP&L Holdings, Inc.




August 12, 1999                          /s/ Robert L. Jones
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Date                                     Robert L. Jones